                            STOCK PURCHASE AGREEMENT

     AGREEMENT (this "Agreement") entered into as of March 29, 2006, between
Merrimac Industries, Inc. (the "Company") and Mason N. Carter ("Carter").

     The Company and Carter hereby agree as follows:

     1. On April 17, 2006, or on such other date as the Company and Carter may agree, but no later than April 24, 2006 (the "Closing Date"), Carter shall transfer, assign and sell to the Company, and the Company shall purchase from
Carter, 42,105 shares of common stock of the Company (the "Sale Shares") for a purchase price of $9.50 per share, resulting in an aggregate purchase price for all the Sales Shares of $399,998 (the "Purchase Price").

     2. On the Closing Date, the Purchase Price shall be paid by the Company to
Carter in immediately available funds and Carter shall deliver or caused to be delivered to the Company a certificate or certificates representing the Sale
Shares along with duly executed stock powers endorsed in blank.

     3. In addition to the foregoing, and as a condition to the Company's obligations hereunder, on the Closing Date and concurrent with the Company's payment of the Purchase Price, Carter shall pay to the Company, in immediately available funds, $400,000 (plus any accrued and unpaid interest through the
Closing Date) in satisfaction of that certain promissory note of Carter in favor of the Company dated July 29, 2002.

     4. Carter hereby represents and warrants to the Company that the Sale
Shares are owned solely by him, that he has good title thereto and that the Sale
Shares are free and clear of all claims, equities, liens, charges and other encumbrances, other than any encumbrances for the benefit of the Company.

     5. Carter hereby represents and warrants to the Company that he is not subject to any restriction of any kind that would prevent the consummation of the transactions contemplated by this Agreement.

     6. This Agreement, and any provision hereof, may not be amended, modified, released or discharged, in whole or in part, except by a writing signed by the parties hereto.

     7. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     8. This Agreement shall be governed by the laws of the State of New Jersey, without regard to its principles of conflicts of law.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                   /s/ Mason N. Carter
                                   ------------------------------
                                   Mason N. Carter

                                   MERRIMAC INDUSTRIES, INC.

                                   By:      /s/ Robert V. Condon
                                            ------------------------------
                                            Name:    Robert V. Condon
                                            Title:   Vice President, Finance,
                                                     Chief Financial Officer